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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                   BUCA, INC.



                                    ARTICLE I

                           OFFICES, CORPORATE SEAL AND
                          SHAREHOLDER CONTROL AGREEMENT


     Section 1.01. Registered and Other Offices. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

     Section 1.02. Corporate Seal. If so directed by the Board of Directors by resolution, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal", but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by law.

     Section 1.03. Shareholder Control Agreement. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement, whenever adopted, such shareholder control agreement shall govern.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS


     Section 2.01. Time and Place of Meetings. Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chief Executive Officer, the Chairman of the Board, or the Board of Directors, except that a regular or special meeting called by, or at the demand of a shareholder or shareholders, pursuant to Minnesota Statutes, Section 302A.431, Subd. 2, shall be held in the county where the principal executive office is located.

     Section 2.02. Regular Meetings. At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such
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designation. Regular meetings may be held no more frequently than once per year.

     Section 2.03. Demand by Shareholders. Regular or special meetings may be demanded by a shareholder or shareholders, pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively.

     Section 2.04. Quorum; Adjourned Meetings. The holders of a majority of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business at such a meeting. Notwithstanding the preceding sentence, if an action is required to be taken by the holders of a particular series of Common Stock voting as a series, then the holders of a majority of the voting power of the shares of such series entitled to vote at a meeting constitute a quorum for the transaction of such business. Holders may be present at a meeting either in person or by proxy. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum shall not be present in person or by proxy at a meeting, those present in person or by proxy may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote a least five (5) days before such adjourned meeting. If a quorum is present in person or by proxy, a meeting may be adjourned from time to time without notice, other than announcement at the meeting. At adjourned meetings at which a quorum is present in person or by proxy, any business may be transacted at the meeting as originally noticed.

     Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a shareholder voting agreement adopted pursuant to Minnesota Statutes, Section 302A.455, each shareholder shall have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

     Section 2.06. Notice of Meetings. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least 14, but not more than 60 days before the date of the meeting. Notice of special meetings of shareholders may be given upon not less than five (5) nor more than sixty (60) days, except that written notice of a meeting at which an agreement of merger is to be considered shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

     Section 2.07. Waiver of Notice. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given

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before, at or after the meeting and whether given in writing, orally or by attendance.

     Section 2.08. Authorization Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

     Section 2.09. Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders, the record date shall be the twentieth (120) day preceding the date of such meeting.

                                   ARTICLE III

                                    DIRECTORS

     Section 3.01. General. Except as authorized by the shareholders pursuant to a shareholder control agreement of unanimous affirmative vote, the business and affairs of the corporation shall be managed by or shall be under the direction of the Board of Directors.

     Section 3.02. Number, Qualifications and Term of Office. Until the first meeting of shareholders, the directors shall be the persons named as directors in the Articles of Incorporation. Thereafter, the number of directors shall be the number of Directors elected by the shareholders at any regular or special shareholders' meeting, or by written consent of all shareholders. The Board of Directors may increase the number of directors and fill the vacancy or vacancies created thereby. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of the shareholders next held after his election, until his successor shall have been elected and shall qualify, or until he shall resign or shall have been removed as hereinafter provided.

     Section 3.03. Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Special or regular meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or the Chief Financial Officer, upon not less than five (5) days' notice. Any director may call a Board meeting by giving not less than five (5) business days notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram, or in person. If the meeting schedule is adopted by the Board of Directors, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

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     Section 3.04. Waiver of Notice. A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

     Section 3.05. Quorum. A majority of directors currently holding office shall constitute a quorum for the transaction of business.

     Section 3.06. Vacancies. Vacancies on the Board resulting from the death, resignation or removal of a director, or by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

     Section 3.07. Committees. The Board may by resolution establish committees in the manner provided by law. Committee members must be directors.

     Section 3.08. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of, or against, the proposal and shall be entered in the minutes or other record of action of the meeting if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal which the director has consented or objected.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. Number. The officers of the corporation shall consist of a Chief Executive Officer and a Chief Financial Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and shall have such other duties as may be prescribed from time to time by the Board of Directors. The Board of Directors may from time to time elect a Chairman who shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall also see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer and Chief Financial Officer shall have such other duties as are prescribed by statute. The Board of Directors may elect or appoint any other officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board of Directors from time to time. Any number of offices or functions of those offices may be held or exercised by the same person. If specific persons have not been elected as President or Secretary, the Chief Executive Officer may execute instruments or documents in those capacities. If a specific person has not been elected to office of Treasurer, the Chief Financial Officer of the corporation may sign instruments or documents in that capacity.

     Section 4.02. Election and Term of Office. The Board of Directors shall from time to time elect a Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer

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and any other officers or agents the Board of Directors deems necessary. Such officers shall hold office until they are removed or their successors are elected and qualified.

     Section 4.03. Delegation of Authority. An officer elected or appointed by the Board of Directors may delegate some or all of the duties or powers of his office to other persons, provided that such delegation is in writing.

     Section 4.04. Compensation of Officers. An officer shall be entitled only to such compensation as shall be established by written contract or agreement duly approved by or on behalf of the corporation, or established or approved by resolution of the Board of Directors. Absent such written contract, agreement or resolution of the Board of Directors, no officer shall have a cause of action against the corporation to recover any amount due or alleged to be due as compensation for services in his capacity as an officer of the corporation.

                                    ARTICLE V

                            SHARES AND THEIR TRANSFER

     Section 5.01. Certificates for Shares. Every shareholder of the corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates shall be numbered in the order in which they are issued and shall be signed by the Chief Executive Officer and by the Secretary, if one shall be elected, of the corporation; provided, however, that when the certificate is signed by a transfer agent or registrar, the signatures of any of such officer upon the certificate may be facsimiles, engraved or printed thereon, if authorized by the Board of Directors. Such certificates shall also have typed or printed thereon such legend as may be required by any shareholder control agreement. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

     Section 5.02. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney in fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name or names the shares are registered on the books of the corporation.

     Section 5.03. Lost Certificates. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claims which may be made against it on account of the reissue of such certificate. A new certificate shall then be issued to said shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

     Section 5.04. Restriction on Transfer. If the Corporation is the licensee or holding

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company of a licensee of an on-sale liquor license in the City of Minneapolis, the transfer of shares, without notification of the municipality issuing the license, may result in the revocation, termination or refusal to renew such license.

                                 CERTIFICATION

     I, DON W. HAYS, do hereby certify that I am the duly elected, qualified or acting Secretary of BUCA, Inc., a corporation organized under the laws of the State of Minnesota, and that the foregoing is a true and correct copy of the Bylaws adopted by the Board of Directors of said corporation effective as of October 14. 1996.



                                         /s/  Don W. Hays
                                         ----------------------------------
                                         DON W. HAYS
                                         Secretary

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